UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
        --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 18, 2006


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                           93-0926999
(State of other Jurisdiction                            (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                          52241
(Address of Principal Executive Offices)                      (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated October 18, 2006 with respect to the Company's financial results for the quarter ended September 30, 2006.

Item 2.02.   Results of Operations and Financial Condition.

     On October 18, 2006, Heartland Express, Inc. announced its financial results for the quarter ended September 30, 2006. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                   HEARTLAND EXPRESS, INC.

Date: October 18, 2006                             BY:/s/ John P. Cosaert
                                                   ----------------------
                                                   JOHN P. COSAERT
                                                   Vice-President
                                                   Finance and Treasurer

                                Exhibit No. 99.1

Wednesday, October 18, 2006, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the Third Quarter of 2006.

CORALVILLE, IOWA - October 18, 2006 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended September 30, 2006. Operating revenues for the quarter increased 8.0% to $147.1 million from $136.2 million in the third quarter of 2005. Net income increased 31.2% to $23.0 million from $17.5 million in the 2005 period. Earnings per share were $0.23 compared to $0.18 for the third quarter of 2005.

For the nine months ended September 30, 2006, operating revenues increased 10.8% to $425.1 from $383.7 during the same period in 2005. Net income increased 34.3% to $67.5 million from $50.3 million in the 2005 period. Earnings per share were $0.69 compared with $0.51 for the 2005 period.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of operating revenues) of 77.9% and a 15.6% net margin. The Company reported an operating ratio of 77.4% and a 15.9% net margin for the nine months ended September 30, 2006. The Company ended the third quarter with cash, cash equivalents, and short-term investments of $321.9 million, a $34.3 million increase from the $287.6 million reported on December 31, 2005. The Company's balance sheet continues to be debt-free.

Operating results for the nine month period are favorably impacted by gains primarily from the trade of revenue equipment. Effective July 1, 2005 gains from the trade of revenue equipment are being recognized in operating income in compliance with Statement of Financial Accounting Standards No. 153, "Accounting for Non-monetary Transactions". Prior to July 1, 2005 gains from the trade-in of revenue equipment were deferred and presented as a reduction of the depreciable basis of new revenue equipment. Operating income for the three month and nine month periods ended September 30, 2006 were favorably impacted by $3.6 million and $14.9 million, respectively, from gains on the trade-in of revenue equipment, net of the associated increase in depreciation expense as a result of the higher depreciable basis of traded revenue equipment acquired since July 1, 2005. As a result of these gains earnings per share was positively impacted $0.02 per share for the quarter ended September 30, 2006 and $0.10 for the nine months ended September 30, 2006.

The Company has continued to upgrade its tractor and trailer fleet during the quarter. The Company took delivery of 475 new International tractors and completed its trailer fleet upgrade with the delivery of 252 new Wabash trailers during the period. The average age of the Company's tractor fleet was 1.2 years at September 30, 2006, with 97% of the fleet comprised of 2005 or newer model year Internationals. The tractor fleet replacement will continue throughout the fourth quarter and will be completed by December 31, 2006. The average age of the Company's trailer fleet was 2.9 years at September 30, 2006 with primarily the entire trailer fleet consisting of 2002 or newer model year Wabash trailers.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of approximately $2.0 million at the rate of $0.02 per share was paid on October 2, 2006 to shareholders of record at the close of business on September 20, 2006. The Company has now paid thirteen consecutive quarterly cash dividends. In addition, the Company declared a

4-for-3 stock split, paid as a 33% stock dividend in the second quarter of 2006. This was the Company's ninth stock split since going public in 1986. The Company's annual cash dividend increased approximately $2.0 million per year, a 33% increase, as a result of the recent stock split. All share and per share data presented have been adjusted retroactively to reflect the effect of the stock split.

The Company purchased 176,700 shares of its outstanding common stock during the quarter. There are 4.9 million shares remaining under the repurchase program approved in September 2001 by its Board of Directors. Our strong cash position has allowed us to improve shareholder return with share repurchases and cash dividends without effecting growth opportunities. This repurchase of shares demonstrates the Board of Director's confidence in the Company's performance and future prospects.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                        Contact: Heartland Express, Inc.
                      John Cosaert, Chief Financial Officer
                             Mike Gerdin, President
                                  319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                            Three months ended               Nine months ended
                                               September 30,                    September 30,

                                           2006            2005            2006             2005
                                           ----            ----            ----             ----

OPERATING REVENUE                      $147,057,490    $136,209,698    $425,115,417     $383,738,516
                                       ------------    ------------    ------------     ------------

OPERATING EXPENSES:

   Salaries, wages, benefits           $ 47,925,921    $ 45,028,528    $140,337,273     $131,192,465

   Rent and purchased transportation      6,093,688       7,462,499      19,065,665       23,004,432

   Fuel                                  38,971,250      33,987,534     109,721,659       88,048,040

   Operations and maintenance             3,324,150       4,068,028       9,629,850       10,417,494

   Operating taxes and licenses           2,259,229       2,249,347       6,530,122        6,505,283

   Insurance and claims                   2,620,921       5,015,569      11,543,703       11,817,266

   Communications and utilities             912,515         969,344       2,807,946        2,596,260

   Depreciation                          12,446,340       9,819,033      33,805,611       27,260,730

   Other operating expenses               4,757,332       4,238,891      13,113,339       12,479,903

   Gain on disposal of
     property & equipment                (4,788,227)     (1,961,023)    (17,571,767)      (2,262,664)
                                       ------------    ------------    ------------     ------------

                                        114,523,119     110,877,750     328,983,401      311,059,209
                                       ------------    ------------    ------------     ------------

                Operating income         32,534,371      25,331,948      96,132,016       72,679,307

   Interest income                        3,141,022       1,865,656       8,553,941        5,252,948
                                       ------------    ------------    ------------     ------------

   Income before income taxes            35,675,393      27,197,604     104,685,957       77,932,255

  Federal and state income taxes         12,664,763       9,655,150      37,163,515       27,665,951
                                       ------------    ------------    ------------     ------------

   Net income                          $ 23,010,630    $ 17,542,454    $ 67,522,442     $ 50,266,304
                                       ============    ============    ============     ============

   Earnings per share                  $       0.23    $       0.18    $       0.69     $       0.51
                                       ============    ============    ============     ============

   Weighted average shares
   outstanding                           98,330,636      98,428,737      98,395,579       99,360,028
                                       ============    ============    ============     ============

   Dividends declared per share        $      0.020    $      0.015    $      0.055     $      0.045
                                       ============    ============    ============     ============

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
                                              September 30,    December 31,
                                                  2006             2005
                                              ------------     ------------
                                               (unaudited)
CURRENT ASSETS
   Cash and cash equivalents                  $ 23,066,640     $  5,366,929
   Short-term investments                      298,853,453      282,255,377
   Trade receivables                            46,404,543       42,860,411
   Prepaid tires                                 5,238,531        3,998,430
   Other prepaid expenses                        4,034,919          304,667
   Deferred income taxes                        28,416,000       28,721,000
                                              ------------     ------------
          Total current assets                $406,014,086     $363,506,814
                                              ------------     ------------

PROPERTY AND EQUIPMENT                        $319,102,748     $281,710,956
   Less accumulated depreciation                85,595,291       81,204,416
                                              ------------     ------------
                                              $233,507,457     $200,506,540
                                              ------------     ------------
OTHER ASSETS                                  $ 10,244,495     $  9,494,571
                                              ------------     ------------
                                              $649,766,038     $573,507,925
                                              ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable & accrued liabilities     $ 16,615,312     $ 10,572,525
   Compensation & benefits                      15,025,171       12,629,831
   Income taxes payable                         10,092,332        8,064,947
   Insurance accruals                           55,814,578       53,631,471
   Other accruals                                7,244,932        7,345,499
                                              ------------     ------------
          Total current liabilities           $104,792,325     $ 92,244,273
                                              ------------     ------------

DEFERRED INCOME TAXES                         $ 51,873,000     $ 48,012,000
                                              ------------     ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Capital stock: common, $.01 par value;
   authorized 395,000,000 shares;
   issued and outstanding 98,251,889
   in 2006 and 98,428,589 in 2005             $    982,519     $    738,215
   Additional paid-in capital                      282,022              - -
   Retained earnings                           491,836,172      432,952,138
                                              ------------     ------------
                                              $493,100,713     $433,690,353
     Less unearned compensation                       - -          (438,701)
                                              ------------     ------------
                                              $493,100,713     $433,251,652
                                              ------------     ------------
                                              $649,766,038     $573,507,925
                                              ============     ============

                                 END OF REPORT